UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): August 24, 2006
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

101 W. Colfax, Suite 1100	80202
Denver, Colorado	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (303) 563-6360
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.
     On August 24, 2006, in connection with the consummation of the acquisition by MediaNews Group, Inc. (the “Company”) of the Contra Costa Times and the San Jose Mercury News, and the entry by the Company into an agreement with The Hearst Corporation (“Hearst”) pursuant to which (i) Hearst agreed to make an equity investment in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay Area) and (ii) the Company agreed to purchase The Monterey County Herald and the Saint Paul Pioneer Press from Hearst concurrently with the consummation of such equity investment, the Company awarded bonuses to certain of its officers and employees in the aggregate amount of $1.875 million, including bonuses to the Company’s named executive officers as set forth below:

Name	Bonus
Joseph J. Lodovic, IV, President	$1,000,000

Gerald E. Grilly, Executive Vice President and Chief Operating Officer	$150,000

Anthony F. Tierno, Senior Vice President of Operations	$50,000

Eric. J. Grilly, President, MediaNews Group Interactive	$75,000
     On August 24, 2006, the Company and Gerald E. Grilly, Executive Vice President and Chief Operating Officer of the Company agreed that Mr. Grilly will retire from the Company effective August 31, 2006. In connection therewith, Mr. Grilly will receive severance of $1.25 million payable over three years, as well as payment of his fiscal 2006 performance bonus of $81,250 and $33,000 in connection with forfeiture of his rights under the Company’s Supplemental Executive Retirement Plan.
Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.
     (b) On August 24, 2006, the Company and Gerald E. Grilly, Executive Vice President and Chief Operating Officer of the Company, agreed that Mr. Grilly will retire from the Company effective August 31, 2006.
     (c) On August 24, 2006, the Company appointed Mr. Steven Rossi, 57, as Executive Vice President and Chief Operating Officer, effective September 5, 2006. Mr. Rossi served as Senior Vice President and Chief Financial Officer of Knight Ridder Inc. from January 2005 until its acquisition by The McClatchy Company in June 2006. He previously served as President/Newspaper Division of Knight Ridder from 2001 to 2004, Senior Vice President/Operations of Knight Ridder from 1998 to 2001 and Executive Vice President and General Manager of Philadelphia Newspapers, a subsidiary of Knight Ridder, from 1993 to 1998. Mr. Rossi’s initial annual base salary will be $600,000, subject to annual review. Mr. Rossi will be eligible to receive an annual bonus based on achievement of performance objectives developed by the Chief Executive Officer and

President, and to participate in the MediaNews Group Supplemental Executive Retirement Plan and the MediaNews Group Career Restricted Stock Unit Plan.
     A copy of the press release relating to Mr. Grilly’s retirement and Mr. Rossi’s appointment is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
              (c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued August 24, 2006

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: August 28, 2006	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued August 24, 2006